EXHIBIT 99.2

ALLOCATION OF ACCOUNTS RECEIVABLE

AND

INTERCREDITOR AGREEMENT

THIS ALLOCATION OF ACCOUNTS RECEIVABLE AND INTERCREDITOR AGREEMENT (this “Agreement”), dated as of August 10, 2007, is entered into by and among (1) GENIUS PRODUCTS, LLC, a Delaware limited liability company (formerly known as The Weinstein Company Funding LLC) (“Borrower”), (2) THE WEINSTEIN COMPANY LLC, a Delaware limited liability company (on behalf of itself and all Licensor Controlled Affiliates (as defined in the Weinstein Distribution Agreement referred to below), in such capacity, “TWC”) and (3) SOCIÉTÉ GÉNÉRALE, in its capacity as administrative agent and in its capacity as collateral agent (in such capacities, the “Administrative Agent”) for the lenders party from time to time to the Credit Agreement and the other Credit Documents described below (together with such lenders and affiliates of a lender under Lender Rate Contracts, the “SG Lenders”), to set forth the process for dividing the proceeds of accounts receivable of the Borrower and the Guarantors (as defined below) and to set forth the respective rights, remedies and interests of TWC, on the one hand, and the Administrative Agent and the SG Lenders, on the other. This Agreement is made with respect to the following facts:

A. The Borrower and TWC previously entered into (i) that certain Weinstein Distribution Agreement, dated as of July 17, 2006 (as the same may from time to time be supplemented, modified, amended, restated or extended, the “Weinstein Distribution Agreement”), pursuant to which TWC has and may in the future license and otherwise provide content to the Borrower to be distributed by the Borrower pursuant to the Weinstein Distribution Agreement (“TWC Licensed Content”), (ii) that certain Security Agreement, dated as of July 17, 2006 (as the same may from time to time be supplemented, modified, amended, restated or extended, the “TWC Security Agreement”), and (iii) other documentation related thereto (as the same may from time to time be supplemented, modified, amended, restated or extended and together with the Weinstein Distribution Agreement and the TWC Security Agreement, the “TWC Documents”).

B. The Borrower, the Administrative Agent and the SG Lenders are entering into concurrently herewith that certain Credit Agreement, dated as of even date herewith, pursuant to which the SG Lenders agree to make loans to and otherwise extend credit to or for the account of the Borrower for the purposes set forth therein (as the same may from time to time be supplemented, modified, amended, restated or extended, and including all refinancings and refundings thereof, the “Credit Agreement”). In connection with the Credit Agreement, GPI (as defined below) and certain other Guarantors will be executing and delivering to the Administrative Agent for the benefit of itself and the SG Lenders a guaranty (as the same may from time to time be supplemented, modified, amended, restated or extended, the “Guaranty”) and the Borrower, GPI and the Guarantors will be entering into security documents and a variety of other agreements collectively referred to in the Credit Agreement (as the same may from time to time be supplemented, modified, amended, restated or extended and together with the Credit Agreement and the Guaranty, the “Credit Documents”).

EXHIBIT 99.2

C. In addition to distributing Weinstein Inventory (as defined below), the Borrower also conducts other business, including, without limitation, distributing and otherwise exploiting other content not constituting Weinstein Inventory.

D. Pursuant to the TWC Security Agreement, the Borrower has granted TWC a lien on the TWC Collateral (as defined below). Pursuant to the Security Documents (as defined in the Credit Agreement), the Borrower has granted the Administrative Agent a lien on the SG Collateral (as defined below).

E. The Borrower, the Administrative Agent and TWC desire to document the arrangement by which all payments from customers of the Borrower and the Guarantors have been directed to be made to a central lockbox account and subsequently disbursed to other accounts as set forth herein.

F. The Administrative Agent and the SG Lenders are unwilling to enter into the Credit Agreement and the other Credit Documents to provide such loans and other credit to the Borrower unless the Borrower, GPI, the other Guarantors and TWC agree to the terms of this Agreement, including, without limitation, the delineation of the Administrative Agent’s and TWC’s respective rights and claims against the Borrower and the Guarantors on the terms and in the manner set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent and the SG Lenders to extend such financial accommodations to the Borrower from time to time as they may determine, the parties hereto hereby agree as follows:

1. Definitions; Interpretation, Etc.

(a)	Definitions.

“Account” shall mean an “account,” as such term is defined in Section 9-102(a)(2) of the UCC (or any other then applicable provision of the UCC).

“Account Debtor” shall mean any Person who is or may become obligated under, with respect to, or on account of an Account.

“Allocation Servicer” shall have the meaning given to that term in Section 2(b)(iii).

“Bankruptcy Code” shall mean the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Blockbuster Revenue Sharing Payments” shall mean payments from Blockbuster in connection with one or more revenue sharing arrangements between the Borrower (or any Guarantor) and Blockbuster.

EXHIBIT 99.2

“Borrower” has the meaning set forth in the introductory paragraph hereof. All references in this Agreement to the Borrower shall include the Borrower as a debtor-in-possession and any receiver or trustee for the Borrower in any Insolvency Proceeding.

“Business Day” shall mean any day on which commercial banks are not authorized or required to close in New York, New York and Los Angeles, California.

“Central Lockbox Account” shall mean (a) the deposit account of the Borrower and any associated lockbox address described on Exhibit A attached hereto and (b) such other account of the Borrower and any associated lockbox address as may be agreed to in writing by both the Administrative Agent and TWC in their sole discretion to which Account Debtors are directed to make payment.

“Central Lockbox Disbursement Date” shall mean each Wednesday (or if a Wednesday is not a Business Day, the first Business Day after such Wednesday) and the last Business Day of each calendar month.

“Credit Agreement Event of Default” shall mean an “Event of Default” as defined in the Credit Agreement.

“Credit Agreement Obligations” shall mean (a) the “Obligations” as defined in the Credit Agreement and all other obligations of the Borrower and the other Loan Parties (as defined in the Credit Agreement) from time to time arising under or in respect of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable) on the loans and other credit accommodations provided under the Credit Documents, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower and the other Loan Parties under the Credit Agreement in respect of any Letter of Credit (as defined in the Credit Agreement), when and as due, including payments in respect of L/C Obligations (as defined in the Credit Agreement), interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower and the other Loan Parties under the Credit Agreement, this Agreement and the other Credit Documents, (b) the performance of all covenants, agreements, obligations and liabilities of the Borrower and the other Loan Parties under or pursuant to the Credit Agreement and the other Credit Documents and (c) the payment and performance of all obligations of the Borrower and the other Loan Parties under each Lender Rate Contract.

EXHIBIT 99.2

“Credit Agreement Repayment Date” shall mean, subject to Section 9(e) and the last sentence of Section 11(p)(iii), the first date on which (i) the Credit Agreement Obligations (other then those that constitute Unasserted Indemnity Obligations) have been paid in cash in full (or cash collateralized or defeased in accordance with the terms of the Credit Documents), (ii) all commitments to extend credit under the Credit Documents have been terminated, and (iii) the Administrative Agent has delivered a written notice to TWC stating that the events described in clauses (i) and (ii) have occurred to the satisfaction of the Administrative Agent and the SG Lenders. The Administrative Agent shall endeavor to provide the notice described in clause (iii) above promptly and in any event within five (5) Business Days of receiving a written demand from TWC therefor; provided, that the inadvertent failure to do so shall not be a breach hereunder.

“Customer Receipts” shall mean any and all payments from customers of the Borrower or any Guarantor, including, without limitation, payments in respect of Genius Receivables (including Blockbuster Revenue Sharing Payments) and payments in respect of Weinstein Receivables (including Blockbuster Revenue Sharing Payments).

“Customer-Reconciled Invoice” shall have the meaning given to that term in Section 2(b)(i)(1).

“Enforcement Action” shall mean the exercise of any rights and remedies with respect to any collateral (including, without limitation, any TWC Collateral and any SG Collateral) securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies under, as applicable, the TWC Documents or the Credit Documents, or applicable law, including, without limitation, the exercise of control over an account (such as blockage of an account), directing any depository maintaining an account of the Borrower or a Guarantor to transfer funds to any Person other than the Borrower, directing an Account Debtor to pay to a Person other than the Borrower, the exercise of any rights or remedies of a secured creditor under the UCC of any applicable jurisdiction or under the Bankruptcy Code, the seeking of relief from the automatic stay or from any other stay in any Insolvency Proceeding, the conversion of any subsequent case under Chapter 11 of the Bankruptcy Code involving the Borrower to a case under Chapter 7 of the Bankruptcy Code, the dismissal of any case under Chapter 11 of the Bankruptcy Code under Section 1112 of the Bankruptcy Code or otherwise, and the appointment of a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code or of a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(d) of the Bankruptcy Code; provided that (i) implementation of the allocation, disbursement and other provisions contained in Section 2 shall not be deemed to be an “Enforcement Action” and (ii) restricting the Borrower’s access to the Genius Control Account in the normal course as contemplated by the Credit Agreement shall not be deemed to be an “Enforcement Action.”

EXHIBIT 99.2

“Excess Portion” shall have the meaning given to that term in Section 2(b)(i)(7).

“Existing TWC Control Agreement” shall mean that certain Deposit Account Control Agreement, dated as of July 21, 2006, among Citibank (West), F.S.B., TWC and the Borrower.

“Genius Allocated Cash Amount” shall mean (a) with respect to a Standard Invoice Batch, the Reserve Adjusted Genius Invoice Portion for such Standard Invoice Batch, as increased pursuant to Section 2(b)(i)(7) or decreased pursuant to Section 2(b)(i)(8), as applicable, (b) with respect to each Customer-Reconciled Invoice, the deemed “Genius Allocated Cash Amount” for such Customer-Reconciled Invoice as determined pursuant to the proviso in Section 2(b)(i)(1), and (c) with respect to Blockbuster Revenue Sharing Payments, the deemed “Genius Allocated Cash Amount” for such Blockbuster Revenue Sharing Payments as determined pursuant to Section 2(b)(i)(2).

“Genius Control Account” shall mean (a) the account of the Borrower described on Exhibit B attached hereto and (b) such other account of the Borrower as may be agreed to in writing by both the Administrative Agent and TWC in their sole discretion.

“Genius Inventory” shall mean, as of any date of determination, (a) all inventory of the Borrower and the Guarantors that is not Weinstein Inventory and (b) all proceeds thereof.

“Genius Invoice Percentage” shall mean, with respect to each Standard Invoice Batch, the ratio (expressed as a percentage rounded to the sixth digit to the right of the decimal point) of (a) the Genius Raw Invoice Portion of such Standard Invoice Batch to (b) the sum of the Genius Raw Invoice Portion of such Standard Invoice Batch and the Weinstein Raw Invoice Portion of such Standard Invoice Batch.

“Genius Raw Invoice Portion” shall have the meaning given to that term in Section 2(b)(i)(4).

“Genius Receivables” shall mean, as of any date of determination, all Accounts of the Borrower and the Guarantors that are not Weinstein Receivables, including Accounts arising from the sales and other dispositions of Genius Inventory.

“Genius Reserve Adjustment Percentage” shall mean, as of any date of determination, an amount equal to (a) 100% minus (b) the reserve percentage established by the Borrower and applied to Genius Receivables in determining the allowance for returns and doubtful accounts set forth on the Borrower’s most recent quarterly financial statements that have been reviewed or audited by the Borrower’s independent accountants.

“Genius WDA Collateral” shall mean all amounts to which the Borrower is entitled under the Weinstein Distribution Agreement (whether by retention, reimbursement, payment or otherwise) and all of the Borrower’s rights related thereto.

EXHIBIT 99.2

“GPI” shall mean Genius Products, Inc., a Delaware limited liability company. All references in this Agreement to GPI shall include GPI as a debtor-in-possession and any receiver or trustee for GPI in any Insolvency Proceeding.

“Guarantor” shall have the meaning given to that term in the Credit Agreement. All references in this Agreement to a “Guarantor” or “Guarantors” shall include such “Guarantor” or “Guarantors” as a debtor-in-possession and any receiver or trustee for such “Guarantor” or “Guarantors” in any Insolvency Proceeding.

“Insolvency Proceeding” shall mean any voluntary or involuntary proceeding in respect of bankruptcy, insolvency, winding up, total or partial liquidation, reorganization, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Invoice Related Funds” shall have the meaning given to that term in Section 2(b)(i)(1).

“Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the UCC or comparable law of any jurisdiction.

“Lockbox Agreement” shall mean the deposit account control agreement, dated as of August 10, 2007, concerning the Central Lockbox Account among Citibank, N.A., the Borrower, the Administrative Agent and TWC and any other applicable agreement concerning the Central Lockbox Account among the applicable Lockbox Institution, the Borrower, the Administrative Agent and TWC.

“Lockbox Institution” shall mean the financial institution where the Central Lockbox Account is maintained.

“Operating Account” shall mean a deposit account or other account of the Borrower or any Guarantor other than the Central Lockbox Account, the Genius Control Account or the Weinstein Control Account.

“Priority SG Collateral” shall mean the SG Collateral other than the Priority TWC Collateral and the Central Lockbox Account, but in any event including (a) all Genius Receivables, (b) all equipment, (c) all Genius Inventory, (d) all Operating Accounts (and all funds therein from time to time), (e) the Genius Control Account, (f) the Genius WDA Collateral and (g) all other SG Collateral (other than the Priority TWC Collateral and the Central Lockbox Account) not directly related to the Weinstein Distribution Agreement.

EXHIBIT 99.2

“Priority TWC Collateral” shall mean the TWC Collateral other than the Central Lockbox Account and the Genius Control Account, including, without limitation, the Weinstein Receivables, the Weinstein Inventory and the Weinstein Control Account.

“Reserve Adjusted Genius Invoice Portion” shall have the meaning given to that term in Section 2(b)(i)(6).

“Reserve Adjusted Weinstein Invoice Portion” shall have the meaning given to that term in Section 2(b)(i)(5).

“Secured Party Representative” shall have the meaning given to that term in Section 10(a).

“SG Collateral” shall mean all collateral described in the Credit Documents, including, without limitation, the “Collateral” as defined in the Security Agreement (as defined in the Credit Agreement), the “Collateral” as defined in the Intellectual Property Security Agreement (as defined in the Credit Agreement) and all other collateral described in the Security Documents (as defined in the Credit Agreement). The SG Collateral shall include, without limitation, the Weinstein Receivables, the Weinstein Inventory, the Weinstein Control Account and the Genius WDA Collateral but shall not include any other interest in the Weinstein Distribution Agreement.

“Shortfall Portion” shall have the meaning given to that term in Section 2(b)(i)(8).

“Standard Invoice Batch” shall mean, as of each Central Lockbox Disbursement Date, the collection of invoices described in Section 2(b)(i)(1) that have not previously been fully reconciled through the process described in Section 2(b) as of such Central Lockbox Disbursement Date (other than Customer-Reconciled Invoices and invoices relating to Blockbuster Revenue Sharing Payments).

“TWC Clause (a) Default” shall have the meaning given to that term in Section 5(a)(ii)(3).

“TWC Collateral” shall mean the “Film Collateral” as defined in the TWC Security Agreement (as in effect on the date hereof) to the extent such collateral is directly related to the Weinstein Distribution Agreement and in any event including (a) all Weinstein Receivables, (b) all Weinstein Inventory, (c) the Central Lockbox Account, (d) the Weinstein Control Account, and (e) the Genius Control Account, but in any event excluding (i) all Genius Receivables, (ii) all equipment, (iii) all Genius Inventory, (iv) all Operating Accounts (and all funds therein from time to time), (v) the Genius WDA Collateral and (vi) all other SG Collateral not directly related to the Weinstein Distribution Agreement.

“TWC Default Notice Date” shall have the meaning given to that term in Section 5(a)(ii)(3).

EXHIBIT 99.2

“TWC Satisfaction Date” shall mean, subject to Section 9(d), the first date on which (i) the Weinstein Secured Obligations (other then those that constitute Unasserted Indemnity Obligations) have been paid in cash in full (or cash collateralized or defeased in accordance with the terms of the TWC Documents) and (ii) TWC has delivered a written notice to the Administrative Agent stating that the events described in clause (i) have occurred to the satisfaction of TWC. TWC shall endeavor to provide the notice described in clause (ii) above promptly and in any event within five (5) Business Days of receiving a written demand from the Administrative Agent therefor; provided, that the inadvertent failure to do so shall not be a breach hereunder.

“TWC Special Default” shall mean (a) the failure of the Borrower to make a payment to TWC as and when due under the Weinstein Distribution Agreement or (b) the failure of the Borrower to deliver a monthly accounting statement as and when due under the Weinstein Distribution Agreement on the Weinstein Holdback Release Date.

“TWC Special Default Cure Date” shall mean, in respect of any one or more TWC Special Defaults, the date upon which all such outstanding TWC Special Defaults have been cured (including any cure effected by the Borrower (or on the Borrower’s behalf) and, in the case of a TWC Clause (a) Default, any cure effected by applying funds in the Weinstein Control Account to the payment giving rise to such TWC Clause (a) Default).

“TWC Special Default Cure Window” shall mean, in respect of any one or more TWC Special Defaults, the period beginning on the TWC Default Notice Date for such TWC Special Default(s) and ending as of the close of business on the fifth Business Day after the next Weinstein Disbursement Date occurring after such TWC Default Notice Date.

“UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York, provided, however, in the event that, by reason of mandatory provisions of applicable Governmental Rules, any or all of the attachment, perfection, priority or remedies of TWC’s, the Administrative Agent’s or any SG Lender’s security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Unallocated Funds” shall have the meaning given to that term in Section 2(b)(i)(3).

“Unasserted Indemnity Obligations” shall mean, at any time, Weinstein Secured Obligations or Credit Agreement Obligations, as applicable, for contingent indemnity obligations to the extent no claim has been asserted.

EXHIBIT 99.2

“Weinstein Allocated Cash Amount” shall mean (a) with respect to a Standard Invoice Batch, the Reserve Adjusted Weinstein Invoice Portion for such Standard Invoice Batch, as increased pursuant to Section 2(b)(i)(7) or decreased pursuant to Section 2(b)(i)(8), as applicable, (b) with respect to each Customer-Reconciled Invoice, the deemed “Weinstein Allocated Cash Amount” for such Customer-Reconciled Invoice as determined pursuant to the proviso in Section 2(b)(i)(1), and (c) with respect to Blockbuster Revenue Sharing Payments, the deemed “Weinstein Allocated Cash Amount” for such Blockbuster Revenue Sharing Payments as determined pursuant to Section 2(b)(i)(2).

“Weinstein Control Account” shall mean (a) the account of the Borrower described on Exhibit C attached hereto and (b) such other account of the Borrower as may be agreed to in writing by both the Administrative Agent and TWC in their sole discretion.

“Weinstein Disbursement Date” shall mean each Wednesday (or if a Wednesday is not a Business Day, the first Business Day after such Wednesday).

“Weinstein Event of Default” shall mean an “Event of Default” as defined in the TWC Security Agreement.

“Weinstein Holdback Amount” shall mean, on each Weinstein Disbursement Date, the sum of (a) an amount equal to 25% of the amount of funds transferred from the Central Lockbox Account to the Weinstein Control Account from time to time during the period commencing on the day after the prior Weinstein Disbursement Date and ending on and including such Weinstein Disbursement Date and (b) the amount of funds, if any, required to be held with respect to prior Weinstein Disbursement Dates in the Weinstein Control Account on such Weinstein Disbursement Date; provided that if on such Weinstein Disbursement Date the aggregate amount of funds that otherwise would not have been included as part of the Weinstein Holdback Amount on the Weinstein Disbursement Dates occurring during the period commencing on the most recent Weinstein Holdback Release Date and ending on and including such Weinstein Disbursement Date exceeds $50,000,000, the amount in excess of $50,000,000 on such Weinstein Disbursement Date shall also be included in this definition of “Weinstein Holdback Amount.”

“Weinstein Holdback Release Date” shall mean the date on which each monthly accounting statement is to be delivered with respect to the month before the immediately preceding month pursuant to Section 13(A) of the Weinstein Distribution Agreement.

“Weinstein Inventory” shall mean, as of any date of determination, (a) all inventory that contains TWC Licensed Content and (b) all proceeds thereof.

“Weinstein Invoice Percentage” shall mean, with respect to each Standard Invoice Batch, the ratio (expressed as a percentage rounded to the sixth digit to the right of the decimal point) of (i) the Weinstein Raw Invoice Portion of such Standard Invoice Batch to (ii) the sum of the Weinstein Raw Invoice Portion of such Standard Invoice Batch and the Genius Raw Invoice Portion of such Standard Invoice Batch.

EXHIBIT 99.2

“Weinstein Raw Invoice Portion” shall have the meaning given to that term in Section 2(b)(i)(4).

“Weinstein Receivables” shall mean, as of any date of determination, the Accounts of the Borrower and the Guarantors arising from sales and other dispositions of Weinstein Inventory.

“Weinstein Reserve Adjustment Percentage” shall mean, as of any date of determination, an amount equal to (a) 100% minus (b) the reserve percentage established by the Borrower and applied to Weinstein Receivables in determining the allowance for returns and doubtful accounts set forth on the Borrower’s most recent quarterly financial statements that have been reviewed or audited by the Borrower’s independent accountants.

“Weinstein Secured Obligations” means the Borrower’s obligations to TWC in respect of any motion pictures heretofore or hereafter licensed to the Borrower pursuant to the Weinstein Distribution Agreement (as in effect on the date hereof) and the TWC Security Agreement (as in effect on the date hereof) (without limiting the foregoing, in no event shall “Weinstein Secured Obligations” include any obligation under, arising out of or in respect of any other existing or future agreements or any loans, advances or other extensions of credit).

(b) Other Definitions, etc. Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in the Credit Agreement; and the rules of interpretation set forth in the Credit Agreement shall apply to this Agreement.

(c) Time. All references in this Agreement to a time of day shall mean Los Angeles, California time, unless otherwise indicated.

(d) Rounding. Any calculations pursuant to this Agreement shall be calculated as set forth herein and carried out to the decimal point specifically set forth herein and if no such decimal point is specified, such calculations shall be rounded up to the second digit to the right of the decimal point.

2. Allocation and Disbursement of Accounts Receivable.

(a) Central Lockbox Account.

(i) Customer Receipts. Notwithstanding anything to the contrary in the TWC Documents, the Credit Documents or any other documentation, the Borrower acknowledges that it has directed and will continue to direct all Account Debtors of the Borrower and the Guarantors to make all current and future payments to the Central Lockbox Account and otherwise cause all Customer Receipts to be deposited in the Central Lockbox Account (and the Borrower, the Administrative Agent and TWC agree not to alter such instructions or provide instructions contrary to the foregoing). The Administrative Agent agrees that if the Administrative Agent receives any Customer Receipts prior to such Customer Receipts being disbursed from the Central Lockbox Account as described below, the Administrative Agent shall promptly cause such Customer Receipts to be deposited in the Central Lockbox Account. TWC agrees that if TWC receives any Customer Receipts prior to such Customer Receipts being disbursed from the Central Lockbox Account as described below, TWC shall promptly cause such Customer Receipts to be deposited in the Central Lockbox Account. The Borrower agrees that if the Borrower receives any Customer Receipts prior to such Customer Receipts being disbursed from the Central Lockbox Account as described below, the Borrower shall cause such Customer Receipts to be deposited in the Central Lockbox Account within 2 Business Days after the Borrower’s receipt of such Customer Receipts.

EXHIBIT 99.2

(ii) Direction to Account Debtors. If for any reason the Borrower fails to cause Customer Receipts to be deposited in the Central Lockbox Account, each of the Administrative Agent and TWC (and, if requested, the Secured Party Representative) shall have the right (but not the obligation) to take such action it deems appropriate to cause Customer Receipts to be deposited in the Central Lockbox Account (including, without limitation, contacting Account Debtors and instructing them to make all payments to the Central Lockbox Account) and the Borrower and the Guarantors hereby consent to and authorize any such action.

(b) Allocation and Disbursements of Customer Receipts.

(i) Allocation Calculations and Disbursement. No later than 11:00 a.m. on each Central Lockbox Disbursement Date, the Borrower shall, subject to Section 2(b)(iii) below:

(1) first, determine the amount of Customer Receipts and funds in the Central Lockbox Account as of the close of business on the preceding day that (A) relate to the unpaid amount of one or more specific then-existing invoices other than invoices relating to Blockbuster Revenue Sharing Payments (each applicable amount being referred to herein as “Invoice Related Funds”) or (B) are payments in respect of Blockbuster Revenue Sharing Payments; provided that, with respect to any invoice other than invoices relating to Blockbuster Revenue Sharing Payments, if prior to making a payment on such invoice the applicable Account Debtor has notified the Borrower that such payment is to be allocated to certain identified inventory covered by such invoice (which is less than all inventory on such invoice) (each such invoice, a “Customer-Reconciled Invoice”), then the Borrower (or, if applicable, the Allocation Servicer) shall allocate the applicable Invoice Related Funds from such payment to the inventory identified by such Account Debtor and the portion of Invoice Related Funds that is applicable to Weinstein Inventory (and the Weinstein Receivable arising therefrom) shall be deemed to be the “Weinstein Allocated Cash Amount” for such Customer-Reconciled Invoice and the portion of Invoice Related Funds that is applicable to Genius Inventory (and the Genius Receivable arising therefrom) shall be deemed to be the “Genius Allocated Cash Amount” for such Customer-Reconciled Invoice (and the remaining steps below (other than the ninth step) shall not be applicable to such Customer-Reconciled Invoice);

(2) second, determine, with respect to all Blockbuster Revenue Sharing Payments received from Blockbuster that have not previously been allocated under this Section 2(b)(i)(2), (A) the aggregate amount of such Blockbuster Revenue Sharing Payments that are Weinstein Receivables (such amount shall be deemed to be the “Weinstein Allocated Cash Amount” for such Blockbuster Revenue Sharing Payments) and (B) the aggregate amount of such Blockbuster Revenue Sharing Payments that are Genius Receivables (such amount shall be deemed to be the “Genius Allocated Cash Amount” for such Blockbuster Revenue Sharing Payments);

EXHIBIT 99.2

(3) third, determine (A) the amount of Customer Receipts and funds in the Central Lockbox Account at such time that cannot be allocated to the unpaid amount of one or more specific then-existing invoices (other than invoices relating to Blockbuster Revenue Sharing Payments) or (B) Blockbuster Revenue Sharing Payments that can be allocated to Weinstein Receivables and Genius Receivables as contemplated in Section 2(b)(i)(2) above (each applicable amount being referred to herein as “Unallocated Funds”);

(4) fourth, determine, with respect to each Standard Invoice Batch for which there are Invoice Related Funds, (A) the aggregate unpaid amount of such Standard Invoice Batch that are Weinstein Receivables (with respect to such Standard Invoice Batch, the “Weinstein Raw Invoice Portion”), (B) the Weinstein Invoice Percentage for such Standard Invoice Batch, (C) the aggregate unpaid amount of the Standard Invoice Batch that are Genius Receivables (with respect to such Standard Invoice Batch, the “Genius Raw Invoice Portion”) and (D) the Genius Invoice Percentage for such Standard Invoice Batch;

(5) fifth, determine, with respect to each Standard Invoice Batch for which there are Invoice Related Funds, the calculation of the Weinstein Raw Invoice Portion multiplied by the then applicable Weinstein Reserve Adjustment Percentage (with respect to such Standard Invoice Batch, the “Reserve Adjusted Weinstein Invoice Portion”);

(6) sixth, determine, with respect to each Standard Invoice Batch for which there are Invoice Related Funds, the calculation of the Genius Raw Invoice Portion multiplied by the then applicable Genius Reserve Adjustment Percentage (with respect to such Standard Invoice Batch, the “Reserve Adjusted Genius Invoice Portion”);

(7) seventh, if the Invoice Related Funds for a Standard Invoice Batch exceed the sum of the Reserve Adjusted Weinstein Invoice Portion for such Standard Invoice Batch and the Reserve Adjusted Genius Invoice Portion for such Standard Invoice Batch (such excess for such Standard Invoice Batch being referred to herein as an “Excess Portion”), then (A) the Reserve Adjusted Weinstein Invoice Portion for such Standard Invoice Batch shall be increased by an amount equal to (x) the Excess Portion for such Standard Invoice Batch multiplied by (y) the Weinstein Invoice Percentage for such Standard Invoice Batch and (B) the Reserve Adjusted Genius Invoice Portion for such Standard Invoice Batch shall be increased by an amount equal to (x) the Excess Portion for such Standard Invoice Batch multiplied by (y) the Genius Invoice Percentage for such Standard Invoice Batch;

EXHIBIT 99.2

(8) eighth, if the sum of the Reserve Adjusted Weinstein Invoice Portion for a Standard Invoice Batch and the Reserve Adjusted Genius Invoice Portion for such Standard Invoice Batch exceeds the Invoice Related Funds for such Standard Invoice Batch (such excess for such Standard Invoice Batch being referred to herein as a “Shortfall Portion”), then (A) the Reserve Adjusted Weinstein Invoice Portion for such Standard Invoice Batch shall be decreased by an amount equal to (x) the Shortfall Portion for such Standard Invoice Batch multiplied by (y) the Weinstein Invoice Percentage for such Standard Invoice Batch and (B) the Reserve Adjusted Genius Invoice Portion for such Standard Invoice Batch shall be decreased by an amount equal to (x) the Shortfall Portion for such Standard Invoice Batch multiplied by (y) the Genius Invoice Percentage for such Standard Invoice Batch;

(9) ninth, after completion of the steps above, cause the Lockbox Institution to substantially concurrently no later than 11:00 a.m. on such Central Lockbox Disbursement Date (A) disburse an amount equal to all Weinstein Allocated Cash Amounts determined as of 11:00 a.m. on such Central Lockbox Disbursement Date from the Central Lockbox Account to the Weinstein Control Account and (B) disburse an amount equal to all Genius Allocated Cash Amounts determined as of 11:00 a.m. on such Central Lockbox Disbursement Date from the Central Lockbox Account to the Genius Control Account.

The order of the steps, determinations and calculations set forth above are for the convenience of outlining the various steps, determinations and calculations necessary to properly allocate collected funds and it is understood that the Borrower (or, if applicable, the Allocation Servicer) may perform such steps, determinations and calculations in a different order that is operationally convenient, but which arrives at the same outcome.

(ii) Unallocated Funds. The Borrower shall use its best efforts to determine the specific invoice that relates to any Unallocated Funds or, in the case of Blockbuster Revenue Sharing Payments, make the allocation contemplated by Section 2(b)(i)(2) (including, without limitation, by contacting the Account Debtor(s) that made the payment(s) giving rise to such Unallocated Funds).

(1) Without limiting the foregoing, if the Blockbuster Revenue Sharing Payments relating to any Unallocated Funds cannot be identified after 10 Business Days of a payment resulting in Unallocated Funds, the Borrower (or, if applicable, the Allocation Servicer or, if requested, the Secured Party Representative) shall contact Blockbuster to determine the information needed to make the allocation contemplated by Section 2(b)(i)(2). For the avoidance of doubt, clause (2) below shall not apply to Unallocated Funds resulting from Blockbuster Revenue Sharing Payments.

EXHIBIT 99.2

(2) Without limiting the foregoing, if the invoice relating to any Unallocated Funds cannot be identified after 5 Business Days of a payment resulting in Unallocated Funds, the Borrower (or, if applicable, the Allocation Servicer or, if requested, the Secured Party Representative) shall contact the applicable Account Debtor making such payment to determine the applicable invoice. If after 5 Business Days of contacting such Account Debtor the invoice relating to any Unallocated Funds still cannot be identified, the Borrower (or, if applicable, the Allocation Servicer or, if requested, the Secured Party Representative) shall attempt to identify the invoice based on the amount of the applicable payment.

(3) If no such allocation of the applicable Unallocated Funds can be made based on the foregoing, then the applicable Unallocated Funds shall remain in the Central Lockbox Account; provided that if a Credit Agreement Event of Default or a Weinstein Event of Default has occurred and is continuing, Unallocated Funds may, at the option of the Administrative Agent and TWC, be allocated and disbursed as may be mutually agreed to by the Administrative Agent and TWC in their sole discretion.

(iii) Allocation Servicer. Under the circumstances described below, the Administrative Agent or TWC may request that the Borrower engage a third party acceptable to both the Administrative Agent and TWC in their reasonable discretion to perform the determinations, steps and disbursement instructions described in Section 2(b)(i) and Section 2(b)(ii) upon the written request of the Administrative Agent or TWC after the occurrence of a Credit Agreement Event of Default or a Weinstein Event of Default pursuant to an agreement in form and substance acceptable to both the Administrative Agent and TWC in their reasonable discretion (which shall provide, among other things, that the services to be performed under such agreement may not be terminated by the Borrower or, to the extent practicable, such other third party until an alternate third party acceptable to both the Administrative Agent and TWC has been engaged to perform such services as contemplated above), all at the expense of the Borrower (each an “Allocation Servicer”). Within 30 Business Days after the date hereof, the Borrower shall provide the Administrative Agent and TWC with a written proposal from a proposed third party acceptable to both the Administrative Agent and TWC in their reasonable discretion to perform the responsibilities of an Allocation Servicer. After the occurrence of a Credit Agreement Event of Default or a Weinstein Event of Default, the Administrative Agent or TWC may request in writing (each an “Allocation Servicer Activation Notice”) to the Borrower and TWC or the Administrative Agent (as applicable) that the Borrower use its best efforts to engage an Allocation Servicer as soon as possible and that the determinations, steps and disbursement instructions described in Section 2(b)(i) and Section 2(b)(ii) be performed by the Allocation Servicer and after such engagement the Allocation Servicer shall perform the determinations, steps and disbursement instructions described in Section 2(b)(i) and Section 2(b)(ii). The Borrower shall fully cooperate with the Administrative Agent, TWC and the Allocation Servicer to permit the Allocation Servicer to perform such duties and carry out the intent of this Agreement.

EXHIBIT 99.2

If the Borrower does not engage an acceptable Allocation Servicer within 10 days after the date an Allocation Servicer Activation Notice is received by the Borrower, then the Administrative Agent and TWC may engage a single Allocation Servicer on behalf of the Borrower, all at the Borrower’s expense. At any time from and after the date an Allocation Servicer Activation Notice is received by the Borrower until an Allocation Servicer has commenced performing the functions contemplated herein, the Administrative Agent and TWC may agree between themselves how to allocate funds in the Central Lockbox Account to the Weinstein Control Account and the Genius Control Account. If the Borrower has failed to compensate an Allocation Servicer and such Allocation Servicer has actually ceased or has threatened to cease performing its duties due to non-payment, then, without waiving any rights against the Borrower, the Administrative Agent and TWC agree to pay the reasonable fees of such Allocation Servicer for performing the services described herein on a 50/50 basis (unless both the Administrative Agent and TWC have notified each other that they intend to not make any such payment) (the Borrower shall be responsible for reimbursing the Administrative Agent and TWC for any such expense), which payment from the Administrative Agent may be made by the Administrative Agent from the funds in the Genius Control Account or from any other source of funds (other than funds in the Central Lockbox Account) available to the Administrative Agent as determined by the Administrative Agent in its sole discretion and which payment from TWC may be made by TWC from the funds in the Weinstein Control Account or from any other source of funds (other than funds in the Central Lockbox Account) available to TWC as determined by TWC in its sole discretion.

(iv) Good Faith. All allocations, calculations, determinations, distributions and functions described in this Section 2 shall be made in good faith and based on actual invoices and the books and records of the Borrower and the Guarantors (and, in addition with respect to Blockbuster Revenue Sharing Payments, information made available from Blockbuster (it being understood that the allocations contemplated by Section 2(b)(i)(2) may be made whether or not an invoice has been issued to Blockbuster in respect of any Blockbuster Revenue Sharing Payments). TWC agrees not to contact any Account Debtors to influence or instruct any Account Debtors to designate payments in a manner that favors TWC (such as directing partial payments on an invoice so as to result in payment of Weinstein Receivables arising from such invoice in greater proportion to Genius Receivables arising from such invoice). The Administrative Agent agrees not to contact any Account Debtors to influence or instruct any Account Debtors to designate payments in a manner that favors the Administrative Agent (such as directing partial payments on an invoice so as to result in payment of Genius Receivables arising from such invoice in greater proportion to Weinstein Receivables arising from such invoice).

(c) Release of Funds from the Weinstein Control Account and the Genius Control Account.

EXHIBIT 99.2

(i) Provided that TWC has not blocked the Borrower’s access to the Weinstein Control Account in compliance with the proviso set forth in Section 5(a)(ii)(3), on each Weinstein Disbursement Date, the Borrower shall be permitted to withdraw all funds in the Weinstein Control Account (other than the then applicable Weinstein Holdback Amount). On each Weinstein Holdback Release Date, (a) the lesser of the amount of the Weinstein Holdback Amount arising during the period covered by the monthly financial statements delivered on such Weinstein Holdback Release Date that is due and payable to TWC and the then-current balance in the Weinstein Control Account shall be paid directly to TWC or to TWC’s designee and (b) provided that TWC has not blocked the Borrower’s access to the Weinstein Control Account in compliance with the proviso set forth in Section 5(a)(ii)(3), the Borrower shall be permitted to withdraw any remaining amount of the Weinstein Holdback Amount arising during the period covered by the monthly financial statements delivered in connection with such Weinstein Holdback Release Date.

(ii) The funds in the Genius Control Account shall be released to the Borrower as provided in the Credit Agreement or as may be otherwise agreed to by the Administrative Agent.

(d) No True-Up. The parties hereto acknowledge and agree that the allocation mechanisms set forth in this Agreement are intended to avoid any need for a true-up or similar payment between the Weinstein Control Account and the Genius Control Account and therefore, subject to Section 4(b), unless either the Administrative Agent or TWC claims that there has been a misallocation from the Central Lockbox Account, no true-up or similar payments shall be required. Nothing herein shall be deemed to limit or modify the true-up provisions between the Borrower and TWC or the accounting and payment obligations of the Borrower under the Weinstein Distribution Agreement.

(e) Deemed Compliance with the TWC Documents and the Credit Documents. Notwithstanding anything to the contrary in the Weinstein Distribution Agreement, the account arrangement and allocation mechanisms and other provisions set forth in this Agreement shall be deemed to be in compliance with the Weinstein Distribution Agreement, the TWC Documents and the Credit Documents. Nothing herein shall be deemed to limit or modify the true-up provisions between the Borrower and TWC or the accounting and payment obligations of the Borrower pursuant to the Weinstein Distribution Agreement.

3. Liens.

(a) Commingled Receivables. The parties hereto understand and agree that any single invoice issued to an Account Debtor may include Weinstein Inventory and Genius Inventory on the same invoice and any single Blockbuster Revenue Sharing Payment may be made in respect of both Weinstein Inventory and Genius Inventory and therefore, in each case, the Account arising therefrom can be divided into a Weinstein Receivable and a Genius Receivable, as applicable, and to the extent the Liens described below on any Account are stated to be of equal priority, senior or subordinated such Liens on an Account shall be deemed to be of equal priority, senior or subordinated to the extent of the Weinstein Receivable or Genius Receivable comprising such Account as set forth below.

EXHIBIT 99.2

(b) Central Lockbox Account. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection, any provision of the UCC, any applicable law, the TWC Documents or the Credit Documents, the perfected Liens on the Central Lockbox Account (and the funds from time to time held therein (so long as held therein)) securing the Weinstein Secured Obligations and the perfected Liens on the Central Lockbox Account (and the funds from time to time held therein (so long as held therein)) securing the Credit Agreement Obligations shall be of equal priority with each other; provided that the provisions of this Section 3(b) shall not alter the allocation of funds and Customer Receipts as provided in Section 2.

(c) Priority TWC Collateral; Weinstein Control Account. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Weinstein Secured Obligations granted on the Priority TWC Collateral (including the Weinstein Control Account) or of any Liens securing the Credit Agreement Obligations granted on the Priority TWC Collateral (including the Weinstein Control Account) and notwithstanding any provision of the UCC, or any applicable law or the Credit Documents, the Administrative Agent, on behalf of itself and the SG Lenders, hereby agrees that: (i)  any perfected Lien on the Priority TWC Collateral (including the Weinstein Control Account) securing any Weinstein Secured Obligations now or hereafter held by or on behalf of TWC or any agent or trustee therefor, regardless of how acquired, whether by judgment, grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in priority, operation and effect and prior to any Lien on the Priority TWC Collateral (including the Weinstein Control Account) securing any of the Credit Agreement Obligations, regardless of how acquired, whether by judgment, grant, possession, statute, operation of law, subrogation or otherwise and (ii) any Lien on the Priority TWC Collateral (including the Weinstein Control Account) now or hereafter held by or on behalf of the Administrative Agent, any SG Lender or any agent or trustee therefor regardless of how acquired, whether by judgment, grant, possession, statute, operation of law, subrogation or otherwise, shall be (A) subordinate in priority, operation and effect to all perfected Liens on the Priority TWC Collateral (including the Weinstein Control Account) securing any Weinstein Secured Obligations now or hereafter held by or on behalf of TWC or any agent or trustee therefor and (B) until the TWC Satisfaction Date, subject to any of TWC’s rights with respect to TWC’s perfected Liens on the Priority TWC Collateral (including the Weinstein Control Account) that are exercised in accordance with this Agreement (including all rights and remedies under the TWC Security Agreement with respect to TWC’s perfected Liens on the Priority TWC Collateral (including the Weinstein Control Account) that are exercised in accordance with this Agreement).

EXHIBIT 99.2

(d) Priority SG Collateral. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Credit Agreement Obligations granted on the Priority SG Collateral (including the Genius Control Account) or of any Liens securing the Weinstein Secured Obligations granted on the Priority SG Collateral (including the Genius Control Account) and notwithstanding any provision of the UCC, or any applicable law or the TWC Documents, TWC hereby agrees that: (i)  any perfected Lien on the Priority SG Collateral (including the Genius Control Account) securing any Credit Agreement Obligations now or hereafter held by or on behalf of the Administrative Agent, any SG Lender or any agent or trustee therefor, regardless of how acquired, whether by judgment, grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in priority, operation and effect and prior to any Lien on the Priority SG Collateral (including the Genius Control Account) securing any of the Weinstein Secured Obligations (and any other obligations owing to TWC), regardless of how acquired, whether by judgment, grant, possession, statute, operation of law, subrogation or otherwise and (ii) any Lien on the Priority SG Collateral (including the Genius Control Account) now or hereafter held by or on behalf of TWC or any agent or trustee therefor regardless of how acquired, whether by judgment, grant, possession, statute, operation of law, subrogation or otherwise, shall be (A) subordinate in priority, operation and effect to all perfected Liens on the Priority SG Collateral (including the Genius Control Account) securing any Credit Agreement Obligations and (B) until the Credit Agreement Repayment Date, subject to any of the Administrative Agent’s and SG Lender’s rights with respect to the Administrative Agent’s and SG Lender’s perfected Liens on the Priority SG Collateral (including the Genius Control Account) that are exercised in accordance with this Agreement (including all rights and remedies under the Security Agreement with respect to the Administrative Agent’s or SG Lender’s perfected Liens on the Priority SG Collateral (including the Genius Control Account) that are exercised in accordance with this Agreement).

(e) No Claim on Priority SG Collateral; Priority TWC Collateral. TWC agrees that TWC shall not take or claim any lien or security interest in or on any Genius Inventory, any Genius Receivables or any other Priority SG Collateral (other than, subject to the terms of this Agreement, the Genius Control Account as contemplated herein) or the assets of GPI or any other Guarantor. SG agrees that SG shall not take or claim any lien or security interest in or on the Weinstein Distribution Agreement (other than the Genius WDA Collateral).

(f) Prohibition on Contesting Liens. TWC agrees that it shall not (and hereby waives any right to) contest, in any proceeding (including any Insolvency Proceeding), the validity or enforceability of a Lien held by or on behalf of any of the Administrative Agent or the SG Lenders in the SG Collateral or the provisions of this Agreement, and the Administrative Agent and the SG Lenders agree that they shall not (and hereby waives any right to) contest, in any proceeding (including any Insolvency Proceeding), the validity or enforceability of a Lien held by or on behalf of TWC in the TWC Collateral or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of TWC or the Administrative Agent or any SG Lender to enforce this Agreement.

EXHIBIT 99.2

(g) UCC Financing Statements - Notice. TWC agrees that all UCC financing statements filed in respect of TWC’s Liens on any property of the Borrower or any Guarantor shall contain the notice below and the Administrative Agent agrees that all UCC financing statements filed in respect of the Administrative Agent’s Liens on any property of the Borrower or any Guarantor shall contain the notice below:

“The liens on the collateral described herein are subject to an Allocation of Accounts Receivable and Intercreditor Agreement, dated as of August 10, 2007 (as the same may be amended, restated, modified, supplemented or replaced from time to time), among Genius Products, LLC, a Delaware limited liability company (formerly known as The Weinstein Company Funding LLC), The Weinstein Company LLC and Société Générale.”

TWC agrees that each of its existing UCC financing statements against the Borrower and any Guarantor shall be amended to reflect the notice above.

(h) No Subordination of Debt, Payments or Obligations. The subordination terms set forth herein relate to the priority of Liens only and shall not constitute a subordination of the Weinstein Secured Obligations to the Credit Agreement Obligations or a subordination of the Credit Agreement Obligations to the Weinstein Secured Obligations.

4.	Application of Proceeds from Enforcement Action; Turnover Provisions.

(a)	Application of Proceeds.

(i) Priority TWC Collateral. All proceeds of Priority TWC Collateral (including, without limitation, any interest earned thereon) resulting from the sale, collection or other disposition of Priority TWC Collateral in connection with or resulting from any Enforcement Action, and whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows: first, to TWC for application to the Weinstein Secured Obligations in accordance with the terms of the TWC Documents, until the TWC Satisfaction Date has occurred, second, to the Administrative Agent for application to the Credit Agreement Obligations in accordance with the Credit Documents, until the Credit Agreement Repayment Date has occurred, and thereafter, to the Borrower or persons legally entitled thereto.

(ii) Priority SG Collateral. All proceeds of Priority SG Collateral (including, without limitation, any interest earned thereon) resulting from the sale, collection or other disposition of Priority SG Collateral in connection with or resulting from any Enforcement Action, and whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows: first, to the Administrative Agent for application to the Credit Agreement Obligations in accordance with the Credit Documents, until the Credit Agreement Repayment Date has occurred, second, to TWC for application to the Weinstein Secured Obligations in accordance with the terms of the TWC Documents, until the TWC Satisfaction Date has occurred, and thereafter, to the Borrower or persons legally entitled thereto.

EXHIBIT 99.2

(iii) Central Lockbox Account. All proceeds from the Central Lockbox Account shall be allocated and disbursed as set forth in Section 2 and no Enforcement Action may be taken with respect to the Central Lockbox Account except, after a Credit Agreement Event of Default or a Weinstein Event of Default, as may be otherwise agreed to in writing by TWC and the Administrative Agent in their sole discretion (which shall not require the approval or consent of the Borrower, any Guarantor or any other Person).

(b) Turnover.

(i) Priority TWC Collateral. Until the occurrence of the TWC Satisfaction Date, any Priority TWC Collateral, including without limitation any such Priority TWC Collateral constituting proceeds, that may be received by the Administrative Agent and any SG Lender in violation of this Agreement shall be segregated and held in trust and promptly paid over to TWC in the same form as received, with any necessary endorsements, and the Administrative Agent and each SG Lender hereby authorizes TWC to make any such endorsements as agent for the Administrative Agent (which authorization, being coupled with an interest, is irrevocable).

(ii) Priority SG Collateral. Until the occurrence of the Credit Agreement Repayment Date, any Priority SG Collateral, including without limitation any such Priority SG Collateral constituting proceeds, that may be received by TWC in violation of this Agreement shall be segregated and held in trust and promptly paid over to the Administrative Agent, for the benefit of the SG Lenders, in the same form as received, with any necessary endorsements, and TWC hereby authorizes the Administrative Agent to make any such endorsements as agent for TWC (which authorization, being coupled with an interest, is irrevocable).

(c) Insurance. Until the Credit Agreement Repayment Date has occurred, the Administrative Agent will have the sole and exclusive right (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by the Borrower (except that TWC shall have the right to be named as additional insured on liability insurance); (ii) to reasonably adjust or settle any insurance policy or claim covering the SG Collateral (including any TWC Collateral) in the event of any loss thereunder (and, to the extent TWC is named as an additional insured pursuant to the preceding clause (ii), TWC agrees to provide the applicable insurer any approval or consent such insurer may require to the adjustment or settlement approved by the Administrative Agent); and (iii) to approve any award granted in any condemnation or similar proceeding affecting the SG Collateral (including any TWC Collateral). The proceeds of such insurance shall be allocated as follows:

(i) The Borrower shall promptly determine the portion of any insurance proceeds that are traceable to or otherwise paid in respect of Priority TWC Collateral and the portion of any insurance proceeds that are traceable to or otherwise paid in respect of Priority SG Collateral and after making such determination the Borrower shall provide TWC and the Administrative Agent with a written report detailing such determination and the methodology used by the Borrower; provided that if the Borrower fails to promptly provide such report or after the occurrence of a Credit Agreement Event of Default or a Weinstein Event of Default, TWC or the Administrative Agent may engage a third party acceptable to both the Administrative Agent and TWC in their reasonable discretion to prepare such written report, all at the expense of the Borrower.

EXHIBIT 99.2

(ii) If TWC or the Administrative Agent objects to the allocation contained in such report, then TWC or the Administrative Agent (as applicable) shall send a written objection (and the reasons for such objection) to the Borrower and the Administrative Agent or TWC (as applicable) within 10 Business Days after the date it receives such report written report. If any such objection is provided within such time period, then the Borrower, TWC and the Administrative Agent shall promptly confer in an attempt to agree on the allocation of such insurance proceeds. If the Borrower, TWC and the Administrative Agent cannot agree on the allocation of such insurance proceeds or such conference does not promptly occur, then the Borrower, TWC or the Administrative Agent may submit the matter to arbitration as contemplated by Section 11(q).

(iii) Once an allocation of such insurance proceeds has been determined (whether through a report that has not been objected to, through mutual agreement or through arbitration, in each case, as contemplated above):

(1) that portion of insurance proceeds allocated to Priority TWC Collateral shall be delivered to or retained by TWC (as applicable) and, subject to the terms of this Agreement, as between the Borrower and TWC, such allocated insurance proceeds shall be dealt with as set forth in the TWC Documents, and

(2) that portion of insurance proceeds allocated to Priority SG Collateral shall be delivered to or retained by the Administrative Agent (as applicable) and, subject to the terms of this Agreement, as between the Borrower and the Administrative Agent and the SG Lenders, such allocated insurance proceeds shall be dealt with as set forth in the Credit Documents.

5.	Enforcement; Remedies.

(a) Exclusive Enforcement Against Priority TWC Collateral.

(i) Until the TWC Satisfaction Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against the Borrower, TWC shall have the exclusive right to take, continue, oppose, or otherwise prosecute, defend, settle or consent to any Enforcement Action with respect to the Priority TWC Collateral in accordance with applicable law, without any consultation with or consent of the Administrative Agent or any SG Lender, subject to Section 5(c), Section 7(a) and the proviso set forth in Section 5(a)(ii). TWC shall use commercially reasonable efforts to provide the Administrative Agent with written notice of any such Enforcement Action by TWC concurrent with any notice provided to the Borrower or promptly after taking any such Enforcement Action; provided that the failure to provide such notice shall not affect the rights or obligations of any party hereunder or under the TWC Documents or the Credit Documents, as applicable.

EXHIBIT 99.2

(ii) Upon the occurrence and during the continuance of a Weinstein Event of Default, TWC may take and continue any Enforcement Action in accordance with applicable law with respect to the Weinstein Secured Obligations and the Priority TWC Collateral in such order and manner as TWC may determine in its sole discretion; provided that:

(1) under no circumstances shall TWC instruct Account Debtors to make direct payment to TWC or any other payments instructions except to make payments to the Central Lockbox Account,

(2) TWC shall only exercise any setoff, recoupment or similar rights against payment obligations from the Borrower to TWC in respect of sold TWC Licensed Content that have been calculated and determined under the Weinstein Distribution Agreement and that (a) are then due or (b) will come due in accordance with the Weinstein Distribution Agreement, and

(3) TWC shall not exercise any rights in respect of the Weinstein Control Account (including blocking the Borrower’s access to funds in the Weinstein Control Account (other than the then applicable Weinstein Holdback Amount)) unless (x) a TWC Special Default has occurred and is continuing, and (y) on or before the date TWC exercises any rights in respect of the Weinstein Control Account (including blocking the Borrower’s access to funds in the Weinstein Control Account), TWC has provided the Borrower and the Administrative Agent with written notice of such TWC Special Default and that TWC has elected to block the Borrower’s access to the funds in the Weinstein Control Account (each date such written notice is received by the Borrower and the Administrative Agent, a “TWC Default Notice Date”). If TWC blocks the Borrower’s access to the Weinstein Control Account as a result of a TWC Special Default, TWC agrees to remove the blockage on the Weinstein Control Account upon the occurrence of the TWC Special Default Cure Date for such TWC Special Default so long as such TWC Special Default Cure Date occurs prior to TWC’s commencement of its exercise of its rights and remedies as a secured creditor (other than blocking the Weinstein Control Account, directing funds in the Weinstein Control Account to be transferred to TWC or its designee, applying such funds to any TWC Clause (a) Default and instituting any interest, default interest or late fee or similar charges). If the Borrower’s access to the funds in the Weinstein Control Account is blocked due to, among other things, the failure of the Borrower to make a payment as described in clause (a) of the definition of TWC Special Default (a “TWC Clause (a) Default”), then TWC shall promptly direct the depository that maintains the Weinstein Control Account to transfer funds in the Weinstein Control Account to TWC in an amount sufficient to cure such TWC Clause (a) Default and upon TWC’s receipt of any such funds from the Weinstein Control Account, TWC shall promptly apply such funds to such payment until such time, if ever, the TWC Clause (a) Default is cured. When the applicable TWC Special Default is cured, if ever, all of the Borrower’s rights to withdraw funds from the Weinstein Control Account pursuant to Section 2(c)(i) of this Agreement shall thereupon be restored, provided that:

EXHIBIT 99.2

(A) if all then outstanding TWC Special Defaults are cured prior to the end of the applicable TWC Special Default Cure Window, the Borrower may, on the Weinstein Disbursement Date occurring on or after the applicable TWC Special Default Cure Date, withdraw all funds in excess of the Weinstein Holdback Amount that have accrued in the Weinstein Control Account on and prior to such Weinstein Disbursement Date that the Borrower would otherwise have been entitled to withdraw on any Weinstein Disbursement Date occurring on or prior to the applicable TWC Special Default Cure Date, pursuant to Section 2(c)(i) of this Agreement, but for the occurrence of the TWC Special Defaults, and

(B) if all then outstanding TWC Special Defaults are cured after the applicable TWC Special Default Cure Window, the Borrower may, on the Weinstein Holdback Release Date occurring on or after the applicable TWC Special Default Cure Date, withdraw all funds in excess of the Weinstein Holdback Amount arising during the period not covered by the monthly financial statements delivered in connection with such Weinstein Holdback Release Date or any Weinstein Holdback Release Date prior thereto that have accrued in the Weinstein Control Account on and prior to such Weinstein Holdback Release Date that the Borrower would otherwise have been entitled to withdraw, pursuant to Section 2(c)(i) of this Agreement, but for the occurrence of the TWC Special Defaults.

The Administrative Agent and the SG Lenders shall have the right but not the obligation to cure any TWC Special Default on behalf of the Borrower (regardless of whether the Borrower, any Guarantor or any other Person objects to such cure) and all amounts paid and expended in connection with such cure shall be deemed to be Credit Agreement Obligations and shall bear interest at the Default Rate (as defined in the Credit Agreement).

(b)	Exclusive Enforcement Against Priority SG Collateral.

(i) Until the Credit Agreement Repayment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against the Borrower or any Guarantor, the Administrative Agent shall have the exclusive right to take, continue, oppose, or otherwise prosecute, defend, settle or consent to any Enforcement Action with respect to the Priority SG Collateral in accordance with applicable law, without any consultation with or consent of TWC, subject to Section 7(a) and the proviso set forth in Section 5(b)(ii). Without limiting the foregoing, TWC agrees not to take any action that will impede or otherwise interfere with an orderly liquidation of the Priority SG Collateral by the Administrative Agent and the Lenders; it being understood that by TWC agreeing to the foregoing, TWC is not agreeing to affect TWC’s right to terminate the Weinstein Distribution Agreement, to take back or to cause to be destroyed Weinstein Inventory or to exercise all other rights and remedies with respect to TWC Collateral). The Administrative Agent shall use commercially reasonable efforts to provide TWC with written notice of any such Enforcement Action by the Administrative Agent concurrent with any notice provided to the Borrower or promptly after taking any such Enforcement Action; provided that the failure to provide such notice shall not affect the rights or obligations of any party hereunder or under the TWC Documents or the Credit Documents, as applicable.

EXHIBIT 99.2

(ii) Upon the occurrence and during the continuance of a Credit Agreement Event of Default, the Administrative Agent and the SG Lenders may take and continue any Enforcement Action in accordance with applicable law with respect to the Credit Agreement Obligations and the Priority SG Collateral in such order and manner as they may determine in their sole discretion; provided that:

(1)  under no circumstances shall the Administrative Agent or any SG Lender instruct Account Debtors to make direct payment to the Administrative Agent or any SG Lender or any other payments instructions except to make payments to the Central Lockbox Account, and

(2) under no circumstances shall the Administrative Agent exercise any setoff, recoupment or similar rights against the Central Lockbox Account or, prior to the TWC Satisfaction Date, the Weinstein Control Account or any funds therein (including, without limitation, any setoff, recoupment or similar rights in respect of payments due under the Credit Agreement).

(c) Other Remedies Available Under the Weinstein Distribution Agreement. Notwithstanding anything to the contrary in the Weinstein Distribution Agreement, this Agreement or any other TWC Document, until the Credit Agreement Repayment Date has occurred, TWC agrees upon any termination of the Weinstein Distribution Agreement to purchase the inventory of any TWC film or content that has not yet had its initial “street date” (i.e. initial home video release) or that has had its initial “street date” during the six week period ending on the date of any termination of the Weinstein Distribution Agreement at an amount equal to the greater of (i) the lower of fair market value and cost and (ii) the amount TWC is otherwise required to pay under the Weinstein Distribution Agreement in respect of such inventory.

(d) Central Lockbox Account. As set forth in Section 4(a)(iii), no Enforcement Action maybe taken with respect to the Central Lockbox Account except, after a Credit Agreement Event of Default or a Weinstein Event of Default, as may be otherwise agreed to in writing by TWC and the Administrative Agent in their sole discretion (which shall not require the approval or consent of the Borrower, any Guarantor or any other Person).

(e) Junior Lienholder. As between TWC and the Administrative Agent, the party with a Lien on subject collateral that, pursuant to the terms of this Agreement, is junior to the Lien of the other party on such collateral shall not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of any portion of such collateral that such party has a junior Lien on pursuant to the terms of this Agreement, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, such collateral that such party has a junior Lien on pursuant to the terms of this Agreement.

EXHIBIT 99.2

(f) Lien Releases.

(i) As between TWC and the Administrative Agent, the party with a Lien on subject collateral that, pursuant to the terms of this Agreement, is junior to the Lien of the other party on the subject collateral shall, upon the reasonable request of the other party, confirm in writing that such party’s Lien will be released upon the sale or other disposition of such collateral in connection with any Enforcement Action by such other party. The failure to provide such written confirmation shall not prevent such other party from completing such Enforcement Action.

(ii) Promptly after the occurrence of the TWC Satisfaction Date, TWC shall release its Liens on the TWC Collateral and the SG Collateral. Promptly after the occurrence of the Credit Agreement Repayment Date, the Administrative Agent shall release its Liens on the SG Collateral (including any TWC Collateral).

(g) Cooperation. The Administrative Agent and each SG Lender agrees that it shall take such actions as TWC shall reasonably request (at the Borrower’s expense) in connection with the exercise by TWC of its rights set forth herein. TWC agrees that it shall take such actions as the Administrative Agent shall reasonably request (at the Borrower’s expense) in connection with the exercise by the Administrative Agent or any SG Lender of their rights set forth herein. In furtherance of the foregoing, TWC understands and agrees that the Existing TWC Control Agreement shall be amended or replaced as of the date hereof with a Lockbox Agreement in order to implement the provisions of this Agreement.

(h) No Additional Rights For the Borrower Hereunder in Respect of Remedies. If TWC or the Administrative Agent shall enforce its rights or remedies in violation of the terms of this Agreement, the Borrower shall not be entitled to use such violation as a defense to any action by TWC, the Administrative Agent or any SG Lender, nor to assert such violation as a counterclaim or basis for set off or recoupment against TWC, the Administrative Agent or any SG Lender.

(i) Actions Upon Breach - Administrative Agent. Should the Administrative Agent or any SG Lender, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Priority TWC Collateral or the Central Lockbox Agreement (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement (in its own name or in the name of the Borrower) this Agreement shall create an irrebutable presumption and admission by the Administrative Agent or such SG Lender that relief against the Administrative Agent or such SG Lender by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to TWC, it being understood and agreed by the Administrative Agent on behalf of each SG Lender that (i) TWC’s damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) the Administrative Agent and each SG Lender waives any defense that the Borrower and/or TWC cannot demonstrate damage and/or be made whole by the awarding of damages.

EXHIBIT 99.2

(j) Actions Upon Breach - TWC. Should TWC, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Priority SG Collateral or the Central Lockbox Agreement (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement (in its own name or in the name of the Borrower) this Agreement shall create an irrebutable presumption and admission by TWC that relief against TWC by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the Administrative Agent and the SG Lenders, it being understood and agreed by TWC that (i) the Administrative Agent’s and the SG Lenders’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) TWC waives any defense that the Borrower, the Administrative Agent and/or the SG Lenders cannot demonstrate damage and/or be made whole by the awarding of damages.

(k) No Consequential or Punitive Damages. Notwithstanding anything contained herein to the contrary, under no event shall any party hereto be entitled to any consequential or punitive damages in connection with any action commenced hereunder or in connection with any of the Weinstein Secured Obligations, the Credit Agreement Obligations, the SG Collateral, the TWC Collateral or the SG Collateral.

6.	Modifications.

(a) Credit Agreement Obligations; Ability to Amend, Increase, Renew and Extend. As between the Administrative Agent and TWC, the Credit Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms and the Credit Agreement may be refinanced in each case, without the consent of TWC. Nothing herein shall prohibit TWC from restricting the Borrower’s ability to amend, restate, supplement or otherwise modify the Credit Documents.

(b) Weinstein Secured Obligations; Ability to Amend, Renew and Extend. As between TWC and the Administrative Agent, the TWC Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms without the consent of the Administrative and the SG Lenders. Nothing herein shall prohibit the Administrative and the SG Lenders from restricting the Borrower’s or any Guarantor’s ability to amend, restate, supplement or otherwise modify the TWC Documents.

(c) TWC Consents. Without limiting the foregoing and notwithstanding anything to the contrary in the TWC Documents, TWC hereby acknowledges and consents to (i) any and all Liens granted on any SG Collateral under the Security Documents (as defined in the Credit Agreement) and (ii) any and all debt and obligations incurred by the Borrower and the other Loan Parties (as defined in the Credit Agreement) under the Credit Documents whether existing on the date hereof or as may be created after the date hereof (including as a result of increases in the aggregate amount of loans, credit extensions and commitments under the Credit Documents).

EXHIBIT 99.2

(d) Courtesy Copies. The Administrative Agent agrees to use reasonable efforts to provide with TWC with courtesy copies of executed amendments, restatements and modifications of the Credit Documents after the execution thereof, and TWC agrees to use reasonable efforts to provide with the Administrative Agent with courtesy copies of executed amendments, restatements and modifications of the TWC Documents after the execution thereof; provided that the failure to provide such copies shall not affect the rights of the parties hereunder. The Borrower and the Guarantors hereby consent to the delivery of such copies.

7. Insolvency Proceedings.

(a) Proofs of Claim. TWC may file a proof of claim in an Insolvency Proceeding, subject to the limitations contained in this Agreement and only if consistent with the terms of this Agreement and the limitations on TWC imposed hereby. The Administrative Agent may file a proof of claim in an Insolvency Proceeding, subject to the limitations contained in this Agreement and only if consistent with the terms of this Agreement and the limitations on the Administrative Agent imposed hereby.

(b) Actions in Insolvency Proceeding - Administrative Agent. The Administrative Agent and the SG Lenders agree that in connection with any Insolvency Proceeding the Administrative Agent and the SG Lenders will: (i) not oppose any motion filed or supported by TWC for relief from automatic stay or for adequate protection or similar relief or protection (including any substitution of collateral), in each case, with respect to the Priority TWC Collateral; (ii) not oppose any request by the representative of the bankruptcy estate to use collateral or cash collateral that constitutes Priority TWC Collateral if TWC has consented to such use; and (iii) take such actions consistent with the terms of this Agreement as may be reasonably requested by TWC to effectuate the priorities and agreements provided herein.

(c) Actions in Insolvency Proceeding - TWC. TWC agrees that in connection with any Insolvency Proceeding TWC will: (i) not oppose any motion filed or supported by the Administrative Agent for relief from automatic stay or for adequate protection or similar relief or protection (including any substitution of collateral), in each case, with respect to the Priority SG Collateral; (ii) not oppose any request by the representative of the bankruptcy estate to use collateral or cash collateral that constitutes Priority SG Collateral if the Administrative Agent has consented to such use; and (iii) take such actions consistent with the terms of this Agreement as may be reasonably requested by the Administrative Agent to effectuate the priorities and agreements provided herein.

(d) Avoidance Issues - TWC Recovery. If TWC is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of Borrower any amount paid in respect of the Weinstein Secured Obligations (a “TWC Recovery”), then TWC shall be entitled to a reinstatement of Weinstein Secured Obligations with respect to all such recovered amounts, and the TWC Satisfaction Date shall be deemed not to have occurred for all purposes hereunder. If this Agreement shall have been terminated prior to such TWC Recovery or any finding of the invalidity of a Lien of TWC, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

EXHIBIT 99.2

(e) Avoidance Issues - SG Recovery. If the Administrative Agent or any SG Lender is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of Borrower or any other Guarantor any amount paid in respect of the Credit Agreement Obligations (an “SG Recovery”), then the Administrative Agent or such SG Lender shall be entitled to a reinstatement of Credit Agreement Obligations with respect to all such recovered amounts, and the Credit Agreement Repayment Date shall be deemed not to have occurred for all purposes hereunder. If this Agreement shall have been terminated prior to such SG Recovery or any finding of the invalidity of a Lien of the Administrative Agent, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

8. Reliance; Waivers; etc.

(a) Reliance. The Credit Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. TWC expressly waives all notice of the acceptance of and reliance on this Agreement by the Administrative Agent and the SG Lenders. The TWC Documents are deemed to have been executed and delivered and all transactions thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Administrative Agent, for itself and on behalf of each SG Lender, expressly waives all notices of the acceptance of and reliance by TWC.

(b) No Warranties or Liability. The Administrative Agent and TWC acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any Credit Document or any TWC Document or the value of any collateral, including but not limited to the SG Collateral and the TWC Collateral. Except as otherwise provided in this Agreement, the Administrative Agent and TWC will be entitled to manage and supervise the transactions under the Credit Documents and the TWC Documents, respectively, in accordance with law and their usual practices, modified from time to time as they deem appropriate.

(c) No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by the Borrower, any Guarantor or any other Person with the terms and conditions of any of the Credit Documents or the TWC Documents.

9. Additional Representations.

(a) TWC. TWC represents and warrants to the Administrative Agent and the SG Lenders that:

(i) TWC is the exclusive legal and beneficial owners of all of the Weinstein Secured Obligations;

EXHIBIT 99.2

(ii) the execution, delivery and performance of this Agreement by it is within its powers, has been duly authorized by the its members (or other equity holders), and does not contravene any law, any provision of any of the TWC Documents or any agreement to which it is a party or by which it is bound; and

(iii) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b) The Administrative Agent. The Administrative Agent represents and warrants to TWC that:

(i) the Administrative Agent and the SG Lenders party to the Credit Agreement from time to time (and, if applicable, affiliates of Lenders with respect to the Lender Rate Contracts) are the exclusive legal and beneficial owners of all of the Credit Agreement Obligations;

(ii) the execution, delivery and performance of this Agreement by it is within its powers, has been duly authorized by the its members (or other equity holders), and does not contravene any law, any provision of any of the Credit Documents or any agreement to which it is a party or by which it is bound; and

(iii) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(c) The Borrower and the Guarantors. The Borrower and each Guarantor represents and warrants to TWC and the Administrative Agent that:

(i) the execution, delivery and performance of this Agreement by it is within its powers, has been duly authorized by the its members (or other equity holders), and does not contravene any law or any agreement to which it is a party or by which it is bound; and

(ii) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

10. Secured Party Representative.

(a) Appointment. In connection with Section 2(a)(ii) and Section 2(b)(ii), TWC hereby appoints the Administrative Agent as its agent for the purposes of carrying out the intent of Section 2(a)(ii) and Section 2(b)(ii); provided that the Administrative Agent may at its option decline to act in such capacity and appoint a third party acceptable to both the Administrative Agent and TWC to perform such functions (the person acting in such capacity including the Administrative Agent (unless declined as set forth above) being referred to herein as the “Secured Party Representative”. All of the foregoing shall be at the expense of the Borrower.

EXHIBIT 99.2

11. Miscellaneous.

(a) Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any TWC Document or any Credit Document, the provisions of this Agreement shall govern (it being understood that nothing herein affects TWC’s right to terminate the Weinstein Distribution Agreement).

(b) Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the TWC Satisfaction Date and the Credit Agreement Repayment Date shall have occurred. This is a continuing agreement and the Administrative Agent and the SG Lenders may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, the Borrower and the Guarantors on the faith hereof.

(c) Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by TWC and the Administrative Agent and, to the extent such amendment, modification or waiver would adversely affect the Borrower’s right or obligations under Section 2 or Section 11(e)(i), the Borrower.

(d) Further Assurances. The Administrative Agent, the Borrower and the Guarantors will (in each case, solely at the expense of the Borrower) and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action that TWC may reasonably request, in order to perfect or otherwise protect any right or interest granted or purported to be granted hereby or to enable TWC to exercise and enforce its rights and remedies hereunder. TWC, the Borrower and the Guarantors will (in each case, solely at the expense of the Borrower) and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action that the Administrative Agent may reasonably request, in order to perfect or otherwise protect any right or interest granted or purported to be granted hereby or to enable the Administrative Agent and each SG Lender to exercise and enforce its rights and remedies hereunder.

(e) Expenses.

(i) The Borrower shall pay on demand (a) all reasonable fees and expenses, including reasonable attorneys’, consultants’ and experts’ fees and expenses, incurred by the Administrative Agent or TWC in connection with the preparation, negotiation, execution and delivery of, and the exercise of its respective duties under, this Agreement (and any related documentation), and the preparation, negotiation, execution and delivery of amendments and waivers hereunder and thereunder, (b) all fees and expenses of the Allocation Servicer and the Secured Party Representative, and (c) all fees and expenses, including attorneys’ fees and expenses, incurred by the Administrative Agent, the SG Lenders and TWC in the enforcement or attempted enforcement of any of the Borrower’s or Guarantors obligations hereunder (or any related documentation) or in preserving any of the Administrative Agent’s, the SG Lender’s or TWC’s rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any “workout” or restructuring or any bankruptcy or similar proceeding involving any the Borrower, any Guarantor or any other Loan Party). The obligations of the Borrower under this Section 11(e)(i) shall survive the payment and performance of the Weinstein Secured Obligations and the Credit Agreement Obligations and the termination of this Agreement.

EXHIBIT 99.2

(ii) If there is any claim or controversy litigated in any lawsuit between any of the parties hereto in connection with this Agreement, the prevailing parties in the lawsuit shall be entitled to recover from the other parties their reasonable costs and attorneys’ fees.

(f) Information Concerning Financial Condition of the Borrower and the Guarantors. Each of TWC and the Administrative Agent hereby assume responsibility for keeping itself informed of the financial condition of the Borrower, the Guarantors and any of their affiliates and all other circumstances bearing upon the risk of nonpayment of the TWC Obligations or the Credit Agreement Obligations. TWC and the Administrative Agent hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event TWC or the Administrative Agent, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (i) to provide any such information to such other party or any other party on any subsequent occasion, (ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any other information.

(g) Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made in the State of New York, and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (as opposed to conflicts of laws provisions) of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

(h) Consent to Jurisdiction; Service of Process.

(i) TWC, the Administrative Agent, the Borrower and the Guarantors (1) each hereby irrevocably submits to the jurisdiction of the state courts of the State of New York and the jurisdiction of the United States District Court for the Southern District of New York, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof brought by TWC, the Administrative Agent or their respective successors or assigns and (2) hereby waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (3) each hereby waives in any such action, suit or proceeding any offsets or counterclaims which are unrelated to the transactions contemplated herein.

EXHIBIT 99.2

(ii) TWC, the Administrative Agent, each Guarantor and the Borrower each hereby consents to service of process by registered mail at the address to which notices are to be given. TWC, the Administrative Agent, each Guarantor and the Borrower each agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of TWC or the Administrative Agent and the SG Lenders. Final judgment against any of TWC, the Administrative Agent, any Guarantor or the Borrower in any such action, suit or proceeding shall be conclusive, and may be enforced in other jurisdictions (i) by suit, action or proceeding on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of TWC, the Administrative Agent, any Guarantor or the Borrower therein described or (ii) in any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that TWC or the Administrative Agent, as applicable, may at its option bring suit, or institute other judicial proceedings against any of TWC, the Administrative Agent, any Guarantor or the Borrower or any of their respective assets in any state or Federal court of the United States or of any country or place where such party or their respective assets may be found.

(iii) TWC, the Administrative Agent, each Guarantor and the Borrower further each covenants and agrees that so long as this Agreement shall be in effect, each shall maintain a duly appointed agent for the receipt and acceptance on its behalf of service of summons and other legal processes, and upon failure to do so the clerk of each court to whose jurisdiction it has submitted shall be deemed to be its respective designated agent upon whom such process may be served on its behalf, and notification by the attorney for plaintiff, complainant or petitioner therein by mail or telegraph to TWC, the Administrative Agent, such Guarantor or the Borrower of the filing of each suit, action or proceeding shall be deemed sufficient notice thereof.

(i) WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT.

EXHIBIT 99.2

(j) Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five (5) days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

(k) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the Borrower, the Guarantors, TWC, the Administrative Agent and SG Lenders and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any collateral described herein (including, without limitation, the TWC Collateral and the SG Collateral); provided that any purported assignment of TWC’s, the Administrative Agent’s, an SG Lender’s or the Borrower’s interest hereunder shall be null and void unless the intended assignee (i) receives notice of the existence of this Agreement and (ii) agrees in writing to be bound by the terms hereof.

(l) Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, to be taken into consideration in interpreting, this Agreement.

(m) Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(n) Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy (by e-mail of a PDF or similar electronic image file) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.

(o) Integrated Agreement. This Agreement sets forth the entire understanding of the parties with respect to the within matters and may not be modified or amended except upon a writing signed by the parties hereto.

EXHIBIT 99.2

(p) No Impairment; Assignment.

(i) Nothing in this Agreement is intended to or shall impair, as between the Borrower and TWC, the obligation of the Borrower, which is absolute and unconditional, to perform all obligations under the TWC Documents and other related documents (including, without limitation, to render accounting statements and to pay all amounts owing thereunder when due and payable) and to pay all of the Weinstein Secured Obligations as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of TWC and creditors of the Borrower other than the Administrative Agent and SG Lenders.

(ii) Nothing in this Agreement is intended to or shall impair, as between and among the Borrower, the Guarantors, the Administrative Agent and the SG Lenders, the obligation of the Borrower and the Guarantors, which is absolute and unconditional, to pay to the Administrative Agent and the SG Lenders the principal of and interest on the Credit Documents and other related obligations and all of the Credit Agreement Obligations as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of the Administrative Agent, SG Lenders and creditors of the Borrower and the Guarantors other than TWC. Notwithstanding any of the foregoing, if any third party satisfies the Credit Agreement Obligations owing to the Administrative Agent and the SG Lenders, the Administrative Agent may assign its rights and remedies hereunder to such third party, and such third party shall be deemed to be the Administrative Agent and SG Lenders and the Credit Agreement Repayment Date shall be deemed not to have occurred as a result of such assignment for all purposes of this Agreement.

(iii) Subject to the express terms of this Agreement, TWC reserves its rights and remedies under the TWC Documents, the UCC and other applicable law and the Administrative Agent and the SG Lenders reserve their respective rights and remedies under the Credit Documents, the UCC and other applicable law.

(q)  Arbitration.

(i) Arbitration. The parties hereto agree, upon demand by TWC or the Administrative Agent, to submit to binding arbitration all claims, disputes and controversies between or among them relating to the allocation and disbursement of Customer Receipts pursuant to Section 2(b).

(ii) Governing Rules. Any arbitration proceeding will (i) proceed in a location in New York, New York selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures (the “Rules”). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

EXHIBIT 99.2

(iii) Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000. Any dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided, however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of New York, a neutral retired judge of the state or federal judiciary of New York or a neutral certified public accountant from a “Big 4” accounting firm, in any case with a minimum of ten years experience in the matter of the dispute to be arbitrated.

(iv) Payment Of Arbitration Costs And Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

(v) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within one-hundred-and-eighty (180) days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Credit Documents or the subject matter of the dispute shall control. The arbitration provisions set forth in this Section 8.16 shall survive termination, amendment or expiration of any of the Credit Documents or any relationship between the parties.

(r)  This Agreement is Applicable to the Guarantors. It is the intent of the parties hereto that this Agreement apply with equal force to the Guarantors as if they had the obligations of the Borrower under this Agreement. The Borrower agrees to cause each Guarantor to comply with the terms hereof as if such Guarantor were a party to this Agreement.

[Signature Page Follows]

EXHIBIT 99.2

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

THE WEINSTEIN COMPANY, LLC

By: /s/ Larry Madden
Name: Larry Madden
Title: EVP & CFO

SOCIÉTÉ GÉNÉRALE,
for itself and as administrative agent and collateral
agent for the SG Lenders

By: /s/ Hannah Kim
Name: Hannah Kim
Title: Director

GENIUS PRODUCTS, LLC

By: /s/ John Mueller
Name: John Mueller
Title: CFO